UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

HIGHBURY FINANCIAL INC.
______________________

(Exact name of registrant as specified in its charter)

Delaware	000-51682	20-3187008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Eighteenth Street, Suite 3000, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 357-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 4.02  Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation by Highbury Financial Inc. (the “Company”) of the proxy statement related to the Company’s proposed acquisition of the U.S. mutual fund business of ABN AMRO Asset Management Holdings, Inc., ABN AMRO Investment Fund Services, Inc., ABN AMRO Asset Management, Inc., Montag & Caldwell, Inc., Tamro Capital Partners LLC, Veredus Asset Management LLC and River Road Asset Management, LLC (collectively, the “Sellers”), the Company, in consultation with its independent registered accounting firm, Goldstein Golub Kessler LLP (“GGK”), determined on October 10, 2006, that the Company needed to reclassify certain amounts in its financial statements to report as liabilities the warrants issued as part of the units in the Company’s initial public offering and the unit purchase option issued to the underwriters in the Company’s initial public offering (the “Purchase Option”). The issue arose as a result of comments received from the Securities and Exchange Commission on the preliminary Proxy Statement originally filed by the Company on May 31, 2006. The Company arrived at its conclusions after further consideration of the accounting for warrants and other derivative securities under Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”).

Under EITF No. 00-19, the fair value of the warrants issued as part of the units sold in the Company’s initial public offering and private placement should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, in such circumstances, registration of the common stock underlying the warrants is not deemed to be within the Company’s control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The warrant liability will be determined using the fair value of the warrants. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, are called for redemption by the Company (upon the attainment of certain stock price trading criteria) or we are otherwise able to modify the warrant agreement to remove the provisions which require this treatment. As the reporting of the potential warrant settlement obligation is not a cash charge, this accounting change will have no effect on the Company’s cash flow, EBITDA or cash net income.

Under EITF No. 00-19 the fair value of the Purchase Option should be reported as a liability. The unit purchase option agreements provide for the Company to register the shares underlying the option and the warrants included therein, and include a provision for the payment of damages to the underwriters in the event the Company is unable to deliver the securities underlying the Units to the underwriters. Under EITF No. 00-19, the Company is required to assume that the Purchase Option could give rise to it ultimately having to net-cash settle the options, thereby necessitating the treatment of the Purchase Option as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the Purchase Option, with any changes being recorded through its statement of operations. The Purchase Option liability will be determined using a Black-Scholes option valuation formula. The potential settlement obligation will continue to be reported as a liability until such time as the Purchase Option is exercised or expires or we are otherwise able to modify the applicable agreement to remove the provisions which require this treatment. As the reporting of the potential Purchase Option settlement obligation is not a cash charge, this accounting change will have no effect on the Company’s cash flow, EBITDA or cash net income.

The Company had previously issued financial statements that did not present the warrant liability or the Purchase Option liability. Accordingly, the financial statements contained within the 8-K filed on February 1, 2006, the 8-K filed on February 3, 2006, the Form 10-QSB filed on May 12, 2006 for the three months ended March 31, 2006 and the Form 10-QSB/A filed on August 14, 2006 for the three months ended June 30, 2006 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated financial statements will be included in the Company’s 8-K/A filed October 13, 2006 to reflect the financial position of the Company upon completion of its initial public offering, the 8-K/A filed October 13, 2006 to reflect the financial position of the Company upon closing of the underwriters’ overallotment option, the Form 10-QSB/A filed October 13, 2006 for the period ended March 31, 2006, the Form 10-QSB/A filed October 13, 2006 for the period ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

Date: October 13, 2006	/s/ Richard S. Foote
Richard S. Foote President and Chief Executive Officer